Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Iconix Brand Group, Inc. of our report dated September 13, 2005, relating to the financial statements of Rampage Licensing, LLC for the year ended December 31, 2004 and our report dated September 13, 2005 relating to the supplementary information included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of this Registration Statement.

/s/  Cohn Handler & Co.

An Accounting Corporation

Los Angeles, California

November 22, 2006

Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Iconix Brand Group, Inc. of our report dated November 8, 2005, relating to the financial statements of Rampage Licensing, LLC for the six months ended June 30, 2005 included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of this Registration Statement.

/s/  Cohn Handler & Co.

An Accounting Corporation

Los Angeles, California

November 22, 2006